EXHIBIT 99.1
Vital Energy Reports First-Quarter 2025 Financial and Operating Results
Company Reaffirms Full-Year Capital Investment and Production Outlook
TULSA, OK - May 12, 2025 - Vital Energy, Inc. (NYSE: VTLE) ("Vital Energy" or the "Company") today reported first-quarter 2025 financial and operating results. Supplemental slides have been posted to the Company's website and can be found at www.vitalenergy.com. A conference call to discuss results is planned for 7:30 a.m. CT, Tuesday, May 13, 2025. A webcast will be available through the Company's website.
First-Quarter 2025 Highlights
•Reduced total and Net Debt1 by $145.0 million and $133.5 million, respectively, through free cash flow, net changes in working capital, and the sale of non-core assets
•Reported a net loss of $18.8 million, Adjusted Net Income1 of $89.5 million and cash flow from operating activities of $351.0 million
•Generated Consolidated EBITDAX1 of $359.7 million and Adjusted Free Cash Flow1 of $64.5 million
•Reported in-line capital investments of $252.7 million, excluding non-budgeted acquisitions and leasehold expenditures
•Reported lease operating expense ("LOE") of $103.5 million or $8.20 per BOE, beating guidance
•Produced 140.2 thousand barrels of oil equivalent per day ("MBOE/d") and oil of 64.9 thousand barrels of oil per day ("MBO/d"), within guidance
"Our first quarter performance highlights the quality of our inventory and the ongoing success of our optimization efforts," said Jason Pigott, President and Chief Executive Officer. "Our team is focused on generating sustainable efficiency gains and lower costs across our business and delivering on our targets for Adjusted Free Cash Flow and debt reduction."
"Our hedge position for the remainder of the year has reduced our near-term price risks and today we have about 90% of our expected oil production swapped at around $71 per barrel WTI," continued Pigott. "The quality of our assets and structure of our services contracts provide tremendous flexibility in how we choose to allocate future capital. We are closely monitoring commodity prices and services costs and have multiple options to quickly adjust our plans."
First-Quarter 2025 Financial and Operations Summary
Financial Results. The Company had a net loss of $18.8 million, or $(0.50) per diluted share. Results were impacted by a non-cash pre-tax impairment loss on oil and gas properties of $158.2 million. Adjusted Net Income1 was $89.5 million, or $2.37 per adjusted diluted share. Cash flows from operating activities were $351.0 million and Consolidated EBITDAX1 was $359.7 million.
1Non-GAAP financial measure; please see supplemental reconciliations of GAAP to non-GAAP financial measures at the end of this release.

The impairment was the result of the full cost ceiling limitation, driven in part by the decline in the trailing 12-month oil price calculation, and excludes the value of $145.9 million for the Company's commodity derivative positions and only includes the 185 proved undeveloped locations in the Company's reserve report out of approximately 925 inventory locations.
Non-core Divestiture. On March 6, 2025, Vital Energy closed on the sale of non-core assets in Reagan County for $20.5 million, including transaction expenses. The assets comprised approximately 9,100 net acres, production of 1,300 BOE/d (12% oil) and did not include any of the Company's inventory locations. As a result of the sale, Vital Energy's asset retirement obligation will be reduced by $8.4 million.
Production. Vital Energy's total and oil production averaged 140,159 BOE/d and 64,893 BO/d, respectively, with both exceeding the midpoint of guidance. Results were driven by accelerated TIL's on wells drilled in the southern Delaware Basin.
Capital Investments. Total capital investments, excluding non-budgeted acquisitions and leasehold expenditures, were $253 million, within guidance, and include drilling efficiencies that pulled forward capital into the quarter.
Investments included $218 million in drilling and completions, $21 million in infrastructure investments, $8 million in other capitalized costs and $6 million in land, exploration and data-related costs.
Operating Expenses. LOE was 12% below guidance midpoint at $103.5 million, or $8.20 per BOE. The beat was related to actual expenses on the Point Energy assets being lower than initial estimates in both the fourth quarter of 2024 and first-quarter 2025 and lower workover activity in the period.
General and Administrative ("G&A") Expenses. Total G&A expenses were below guidance at $22.7 million, or $1.80 per BOE.
Liquidity. At March 31, 2025, the Company had $735 million outstanding on its $1.5 billion senior secured credit facility and cash and cash equivalents of $29 million.
As of May 8, 2025, through it's regular semi-annual redetermination process, the Company's lenders have set the senior secured credit facility's borrowing base and elected commitment at $1.4 billion, a $100 million reduction from the prior amount of $1.5 billion.
2025 Outlook
Vital Energy remains committed to maximizing cash flow and reducing debt. Cash flows are supported by its significant hedge position, with ~90% of expected oil production for the remainder of the year swapped at an average WTI price of $70.61 per barrel.
While the Company today reiterated its full-year 2025 outlook, it is closely monitoring commodity prices and service costs and has significant flexibility to adjust its development plans, should market conditions warrant, with no rig or completions contracts extending beyond March 2026.
For full-year 2025, the Company expects to generate approximately $265 million of Adjusted Free Cash Flow at current oil prices of ~$59 per barrel WTI, inclusive of hedging proceeds, and to reduce Net Debt by approximately $300 million, inclusive of proceeds from the non-core asset sale in March.

Second-Quarter 2025 Guidance
The table below reflects the Company's guidance for production and capital investments.

2Q-25E
Total production (MBOE/d)	133.0 - 139.0
Oil production (MBO/d)	61.0 - 65.0
Capital investments, excluding non-budgeted acquisitions ($ MM)	$215 - $245

The table below reflects the Company's guidance for select revenue and expense items.

2Q-25E
Average sales price realizations (excluding derivatives):
Oil (% of WTI)	101%
NGL (% of WTI)	24%
Natural gas (% of Henry Hub)	14%

Net settlements received (paid) for matured commodity derivatives ($ MM):
Oil	$69
NGL	$3
Natural gas	$21

Selected average costs & expenses:
Lease operating expenses ($ MM)	$112 - $118
Production and ad valorem taxes (% of oil, NGL and natural gas sales revenues)	6.60%
Oil transportation and marketing expenses ($ MM)	$10.7 - $11.7
Gas gathering, processing and transportation expenses ($ MM)	$6.7 - $7.7
General and administrative expenses (excluding LTIP and transaction expenses, $ MM)	$21.0 - $22.5
General and administrative expenses (LTIP cash, $ MM)	$0.6 - $0.7
General and administrative expenses (LTIP non-cash, $ MM)	$3.0 - $3.5
Depletion, depreciation and amortization ($ MM)	$180 - $190
Conference Call Details
Vital Energy plans to host a conference call at 7:30 a.m. CT on Tuesday, May 13, 2025, to discuss its first-quarter 2025 financial and operating results. Supplemental slides will be posted to the Company's website. Interested parties are invited to listen to the call via the Company's website at www.vitalenergy.com, under the tab for "Investor Relations | News & Presentations | Upcoming Events."
About Vital Energy
Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Vital Energy may be found on its website at www.vitalenergy.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.
General risks relating to Vital Energy include, but are not limited to: the volatility of oil, NGL and natural gas prices, including the Company’s area of operation in the Permian Basin; changes, uncertainty and instability in domestic and global production, supply and demand for oil, NGL and natural gas, and actions by the Organization of the Petroleum Exporting Countries members and other oil exporting nations ("OPEC+"); changes in general economic, business or industry conditions and market volatility, including as a result of slowing growth, inflationary pressures, monetary policy, tariffs, trade barriers, price and exchange controls and other regulatory requirements, including such changes that may be implemented by the United States ("U.S.") and foreign governments; the Company’s ability to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties; the Company’s ability to optimize spacing, drilling and completions techniques in order to maximize its rate of return, cash flows from operations and stockholder value; the ongoing instability and uncertainty in the U.S. and international energy, financial and consumer markets that could adversely affect the liquidity available to the Company and its customers and the demand for commodities, including oil, NGL and natural gas; competition in the oil and gas industry; the Company’s ability to discover, estimate, develop and replace oil, NGL and natural gas reserves and inventory; insufficient transportation capacity in the Permian Basin and challenges associated with such constraint, and the availability and costs of sufficient gathering, processing, storage and export capacity; a decrease in production levels which may impair the Company’s ability to meet its contractual obligations and ability to retain its leases; risks associated with the uncertainty of potential drilling locations and plans to drill in the future; the inability of significant customers to meet their obligations; revisions to the Company’s reserve estimates as a result of changes in commodity prices, decline curves and other uncertainties; the availability and costs of drilling and production equipment, supplies, labor and oil and natural gas processing and other services; ongoing war and political instability in Ukraine, Israel and the Middle East and the effects of such conflicts on the global hydrocarbon market and supply chains; risks related to the geographic concentration of the Company’s assets; the Company’s ability to hedge commercial risk, including commodity price volatility, and regulations that affect the Company’s ability to hedge such risks; the Company’s ability to continue to maintain the borrowing capacity under its Senior Secured Credit Facility or access other means of obtaining capital and liquidity, especially during periods of sustained low commodity prices; the Company’s ability to comply with restrictions contained in its debt agreements, including its Senior Secured Credit Facility and the indentures governing its senior unsecured notes, as well as debt that could be incurred in the future; the Company’s ability to generate sufficient cash to service its indebtedness, fund its capital requirements and generate future profits; drilling and operating risks, including but not limited to, risks related to hydraulic fracturing, securing sufficient electricity to produce its wells without limitation, natural disasters and other matters beyond the Company’s control; U.S. and international economic conditions and legal, tax, political and administrative developments, including the effects of energy, trade and environmental policies and existing and future laws and government regulations; the Company’s ability to comply with federal, state and local regulatory requirements; the impact of repurchases, if any, of securities from time to time; the Company’s ability to maintain the health and safety of, as well as recruit and retain, qualified personnel, including senior management or other key personnel, necessary to operate its business; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, third-party service provider failures, malicious software, data privacy breaches by employees, insiders or others with authorized access, cyber or phishing attacks, ransomware, social engineering, physical breaches or other actions; and the Company’s belief that the outcome of any current legal proceedings will not materially affect its financial results and operations, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2024 (the "2024 Annual Report"), subsequent Quarterly Reports on Form 10-Q and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Vital Energy's website at www.vitalenergy.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Adjusted Free Cash Flow, Adjusted Net Income, Net Debt and Consolidated EBITDAX. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For a reconciliation of such non-GAAP financial measures to the nearest comparable measure in accordance with GAAP, please see the supplemental financial information at the end of this press release.
Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Vital Energy, Inc.
Selected operating data

	Three months ended March 31,
	2025	2024
	(unaudited)
Sales volumes:
Oil (MBbl)	5,840	5,327
NGL (MBbl)	3,484	2,934
Natural gas (MMcf)	19,742	18,534
Oil equivalent (MBOE)(1)	12,614	11,349
Average daily oil equivalent sales volumes (BOE/d)(1)	140,159	124,719
Average daily oil sales volumes (Bbl/d)(1)	64,893	58,534
Average sales prices(1):
Oil ($/Bbl)(2)	$72.31	$78.06
NGL ($/Bbl)(2)	$17.72	$16.05
Natural gas ($/Mcf)(2)	$1.38	$0.98
Average sales price ($/BOE)(2)	$40.54	$42.39
Oil, with commodity derivatives ($/Bbl)(3)	$75.78	$74.95
NGL, with commodity derivatives ($/Bbl)(3)	$17.09	$15.92
Natural gas, with commodity derivatives ($/Mcf)(3)	$1.52	$1.41
Average sales price, with commodity derivatives ($/BOE)(3)	$42.18	$41.60
Selected average costs and expenses per BOE sold(1):
Lease operating expenses	$8.20	$9.32
Production and ad valorem taxes	2.63	2.70
Oil transportation and marketing expenses	0.80	0.87
Gas gathering, processing and transportation expenses	0.54	0.21
General and administrative (excluding LTIP and transaction expenses)	1.56	2.11
Total selected operating expenses	$13.73	$15.21
General and administrative (LTIP):
LTIP cash	$(0.02)	$0.17
LTIP non-cash	$0.26	$0.28
General and administrative (transaction expenses)	$—	$0.03
Depletion, depreciation and amortization	$15.05	$14.64
_______________________________________________________________________________
(1)The numbers presented are calculated based on actual amounts and may not recalculate using the rounded numbers presented in the table above.
(2)Price reflects the average of actual sales prices received when control passes to the purchaser/customer adjusted for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point.
(3)Price reflects the after-effects of the Company's commodity derivative transactions on its average sales prices. The Company's calculation of such after-effects includes settlements of matured commodity derivatives during the respective periods.

Vital Energy, Inc.
Consolidated balance sheets

(in thousands, except share data)	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,649	$40,179
Accounts receivable, net	254,343	299,698
Derivatives	100,497	101,474
Other current assets	24,757	25,205
Total current assets	408,246	466,556
Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	13,842,969	13,587,040
Unevaluated properties not being depleted	213,610	242,792
Less: accumulated depletion and impairment	(9,308,110)	(8,966,200)
Oil and natural gas properties, net	4,748,469	4,863,632
Midstream and other fixed assets, net	127,815	134,265
Property and equipment, net	4,876,284	4,997,897
Derivatives	53,211	34,564
Operating lease right-of-use assets	99,055	104,329
Deferred income taxes	241,698	239,685
Other noncurrent assets, net	32,999	35,915
Total assets	$5,711,493	$5,878,946
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$163,362	$185,115
Accrued capital expenditures	115,626	95,593
Undistributed revenue and royalties	193,175	187,563
Operating lease liabilities	59,853	73,143
Other current liabilities	75,636	59,725
Total current liabilities	607,652	601,139
Long-term debt, net	2,310,268	2,454,242
Derivatives	—	5,814
Asset retirement obligations	74,999	82,941
Operating lease liabilities	30,760	26,733
Other noncurrent liabilities	5,309	7,506
Total liabilities	3,028,988	3,178,375
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and zero issued as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value, 80,000,000 shares authorized, and 38,701,810 and 38,144,248 issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	387	381
Additional paid-in capital	3,824,006	3,823,241
Accumulated deficit	(1,141,888)	(1,123,051)
Total stockholders' equity	2,682,505	2,700,571
Total liabilities and stockholders' equity	$5,711,493	$5,878,946

Vital Energy, Inc.
Consolidated statements of operations

	Three months ended March 31,
(in thousands, except per share data)	2025	2024
	(unaudited)
Revenues:
Oil sales	$422,332	$415,784
NGL sales	61,739	47,075
Natural gas sales	27,338	18,245
Other operating revenues	771	1,235
Total revenues	512,180	482,339
Costs and expenses:
Lease operating expenses	103,485	105,728
Production and ad valorem taxes	33,225	30,614
Oil transportation and marketing expenses	10,120	9,833
Gas gathering, processing and transportation expenses	6,756	2,376
General and administrative	22,680	29,356
Depletion, depreciation and amortization	189,900	166,107
Impairment expense	158,241	—
Other operating expenses, net	1,913	1,018
Total costs and expenses	526,320	345,032
Gain (loss) on disposal of assets, net	110	130
Operating income (loss)	(14,030)	137,437
Non-operating income (expense):
Gain (loss) on derivatives, net	44,171	(152,147)
Interest expense	(50,380)	(43,421)
Gain (loss) on extinguishment of debt, net	—	(25,814)
Other income (expense), net	353	2,065
Total non-operating income (expense), net	(5,856)	(219,317)
Income (loss) before income taxes	(19,886)	(81,880)
Income tax benefit (expense)	1,049	15,749
Net income (loss)	(18,837)	(66,131)
Preferred stock dividends	—	(349)
Net income (loss) available to common stockholders	$(18,837)	$(66,480)
Net income (loss) per common share:
Basic	$(0.50)	$(1.87)
Diluted	$(0.50)	$(1.87)
Weighted-average common shares outstanding:
Basic	37,577	35,566
Diluted	37,577	35,566

Vital Energy, Inc.
Consolidated statements of cash flows

	Three months ended March 31,
(in thousands)	2025	2024
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(18,837)	$(66,131)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-settled equity-based compensation, net	3,604	3,501
Depletion, depreciation and amortization	189,900	166,107
Impairment expense	158,241	—
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(44,171)	152,147
Settlements received (paid) for matured derivatives, net	20,687	(9,000)
(Gain) loss on extinguishment of debt, net	—	25,814
Deferred income tax (benefit) expense	(1,811)	(16,924)
Other, net	9,551	5,402
Changes in operating assets and liabilities:
Accounts receivable, net	45,355	(51,475)
Other current assets	10	(5,646)
Other noncurrent assets, net	(3,634)	(357)
Accounts payable and accrued liabilities	(21,754)	(9,064)
Undistributed revenue and royalties	5,612	(12,865)
Other current liabilities	16,099	(21,347)
Other noncurrent liabilities	(7,867)	(1,572)
Net cash provided by (used in) operating activities	350,985	158,590
Cash flows from investing activities:
Acquisitions of oil and natural gas properties, net	(1,636)	(4,380)
Capital expenditures:
Oil and natural gas properties	(229,612)	(195,372)
Midstream and other fixed assets	(1,825)	(5,085)
Proceeds from dispositions of capital assets, net of selling costs	21,044	125
Other investing activities	(93)	(952)
Net cash provided by (used in) investing activities	(212,122)	(205,664)
Cash flows from financing activities:
Borrowings on Senior Secured Credit Facility	150,000	130,000
Payments on Senior Secured Credit Facility	(295,000)	—
Issuance of senior unsecured notes	—	800,000
Extinguishment of debt	—	(453,518)
Stock exchanged for tax withholding	(3,923)	(3,411)
Payments for debt issuance costs	—	(15,721)
Other, net	(1,470)	(1,012)
Net cash provided by (used in) financing activities	(150,393)	456,338
Net increase (decrease) in cash and cash equivalents	(11,530)	409,264
Cash and cash equivalents, beginning of period	40,179	14,061
Cash and cash equivalents, end of period	$28,649	$423,325

Vital Energy, Inc.
Supplemental reconciliations of GAAP to non-GAAP financial measures

Non-GAAP financial measures
The non-GAAP financial measures of Adjusted Free Cash Flow, Adjusted Net Income, Consolidated EBITDAX, Net Debt and Net Debt to Consolidated EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Furthermore, these non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP measures of liquidity or financial performance, but rather should be considered in conjunction with GAAP measures, such as net income or loss, operating income or loss or cash flows from operating activities.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by (used in) operating activities (GAAP) before net changes in operating assets and liabilities and transaction expenses related to non-budgeted acquisitions, less capital investments, excluding non-budgeted acquisition costs. Management believes Adjusted Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Adjusted Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Adjusted Free Cash Flow reported by different companies.
This release also includes certain forward-looking non-GAAP measures. Due to the forward-looking nature of such measures, no reconciliations of these non-GAAP measures to their respective most directly comparable GAAP measure are available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Accordingly, such reconciliations are excluded from this release. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The following table presents a reconciliation of net cash provided by (used in) operating activities (GAAP) to Adjusted Free Cash Flow (non-GAAP) for the periods presented:

	Three months ended March 31,
(in thousands)	2025	2024
	(unaudited)
Net cash provided by (used in) operating activities	$350,985	$158,590
Less:
Net changes in operating assets and liabilities	33,821	(102,326)
General and administrative (transaction expenses)	—	(332)
Cash flows from operating activities before net changes in operating assets and liabilities and transaction expenses related to non-budgeted acquisitions	317,164	261,248
Less capital investments, excluding non-budgeted acquisition costs:
Oil and natural gas properties(1)	251,264	213,265
Midstream and other fixed assets(1)	1,407	4,635
Total capital investments, excluding non-budgeted acquisition costs	252,671	217,900
Adjusted Free Cash Flow (non-GAAP)	$64,493	$43,348
_____________________________________________________________________________
(1)Includes capitalized share-settled equity-based compensation and asset retirement costs.

Adjusted Net Income
Adjusted Net Income is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, organizational restructuring expenses, impairment expense, gains or losses on disposal of assets, income taxes, other non-recurring income and expenses and adjusted income tax expense. Management believes Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of net income (loss) (GAAP) to Adjusted Net Income (non-GAAP) for the periods presented:

	Three months ended March 31,
(in thousands, except per share data)	2025	2024
	(unaudited)
Net income (loss)	$(18,837)	$(66,131)
Plus:
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(44,171)	152,147
Settlements received (paid) for matured derivatives, net	20,687	(9,000)
Impairment expense	158,241	—
(Gain) loss on disposal of assets, net	(110)	(130)
(Gain) loss on extinguishment of debt, net	—	25,814
Income tax (benefit) expense	(1,049)	(15,749)
General and administrative (transaction expenses)	—	332
Adjusted income before adjusted income tax expense	114,761	87,283
Adjusted income tax expense(1)	(25,247)	(19,202)
Adjusted Net Income (non-GAAP)	$89,514	$68,081
Net income (loss) per common share:
Basic	$(0.50)	$(1.87)
Diluted	$(0.50)	$(1.87)
Adjusted Net Income per common share:
Basic	$2.38	$1.91
Diluted	$2.38	$1.91
Adjusted diluted	$2.37	$1.84
Weighted-average common shares outstanding:
Basic	37,577	35,566
Diluted	37,577	35,566
Adjusted diluted	37,736	36,922
_______________________________________________________________________________
(1)Adjusted income tax expense is calculated by applying a statutory tax rate of 22% for each of the periods ended March 31, 2025 and 2024.

Consolidated EBITDAX
Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, organizational restructuring expenses, gains or losses on disposal of assets, mark-to-market on derivatives, accretion expense, interest expense, income taxes and other non-recurring income and expenses. Consolidated EBITDAX provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Consolidated EBITDAX does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Consolidated EBITDAX is useful to an investor because this measure:
•is used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of the Company's capital structure from the Company's operating structure; and
•is used by management for various purposes, including (i) as a measure of operating performance, (ii) as a measure of compliance under the Senior Secured Credit Facility, (iii) in presentations to the board of directors and (iv) as a basis for strategic planning and forecasting.
There are significant limitations to the use of Consolidated EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Consolidated EBITDAX, or similarly titled measures, reported by different companies. The Company is subject to financial covenants under the Senior Secured Credit Facility, one of which establishes a maximum permitted ratio of Net Debt, as defined in the Senior Secured Credit Facility, to Consolidated EBITDAX. See Note 7 in the 2025 Annual Report, to be filed with the SEC, for additional discussion of the financial covenants under the Senior Secured Credit Facility. Additional information on Consolidated EBITDAX can be found in the Company's Eleventh Amendment to the Senior Secured Credit Facility, as filed with the SEC on September 13, 2023.
The following table presents a reconciliation of net income (loss) (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended March 31,
(in thousands)	2025	2024
	(unaudited)
Net income (loss)	$(18,837)	$(66,131)
Plus:
Share-settled equity-based compensation, net	3,604	3,501
Depletion, depreciation and amortization	189,900	166,107
Impairment expense	158,241	—
(Gain) loss on disposal of assets, net	(110)	(130)
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(44,171)	152,147
Settlements received (paid) for matured derivatives, net	20,687	(9,000)
Accretion expense	1,034	1,020
Interest expense	50,380	43,421
(Gain) loss extinguishment of debt, net	—	25,814
Income tax (benefit) expense	(1,049)	(15,749)
General and administrative (transaction expenses)	—	332
Consolidated EBITDAX (non-GAAP)	$359,679	$301,332

The following table presents a reconciliation of net cash provided by (used in) operating activities (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended March 31,
(in thousands)	2025	2024
	(unaudited)
Net cash provided by (used in) operating activities	$350,985	$158,590
Plus:
Interest expense	50,380	43,421
Current income tax (benefit) expense	762	1,175
Net changes in operating assets and liabilities	(33,821)	102,326
General and administrative (transaction expenses)	—	332
Other, net	(8,627)	(4,512)
Consolidated EBITDAX (non-GAAP)	$359,679	$301,332

Net Debt
Net Debt is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as the face value of long-term debt plus any outstanding letters of credit, less cash and cash equivalents, where cash and cash equivalents are capped at $100 million when there are borrowings on the Senior Secured Credit Facility. Management believes Net Debt is useful to management and investors in determining the Company's leverage position since the Company has the ability, and may decide, to use a portion of its cash and cash equivalents to reduce debt.

(in thousands)	March 31, 2025	December 31, 2024
	(unaudited)
Total senior unsecured notes	$1,600,578	$1,600,578
Senior Secured Credit Facility	735,000	880,000
Total long-term debt	$2,335,578	$2,480,578
Less: cash and cash equivalents	28,649	40,179
Net Debt (non-GAAP)	$2,306,929	$2,440,399
Net Debt to Consolidated EBITDAX
Net Debt to Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as Net Debt divided by Consolidated EBITDAX for the previous four quarters, which requires various treatment of asset transaction impacts. Net Debt to Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance, in presentations to its board of directors and as a basis for strategic planning and forecasting.
Investor Contact:
Ron Hagood
918.858.5504
ir@vitalenergy.com